Exhibit 10.9

TOYS “R” US HOLDINGS, INC.

RESTRICTED STOCK

Date:                         , 2006

Grant to:

            shares of the Class A Common Stock, par value $0.01 per share, of Toys “R” Us

Holdings, Inc. (the “Company”) at a purchase price of $0.2972 per share in cash; and

            shares of the Class L Common Stock, par value $0.01 per share, of the Company at a purchase price of $24.0752 per share in cash.

The foregoing stock is “Restricted Stock” as such term is defined in the Company’s 2005 Management Equity Plan (as amended, the “Plan”), and is subject to all of the terms and conditions of the Plan in effect from time to time. The foregoing stock shall be issued to the Participant upon payment to the Company of the aggregate purchase price of $            .

Notwithstanding the foregoing, in the event the undersigned resigns with Good Reason (as defined in that certain Employment Agreement entered into as of             between the undersigned and Toys “R” Us, Inc.), then such resignation shall be treated, for purposes of Article IX of the Plan, as if the undersigned had been terminated without Cause on the date of the undersigned’s resignation.

[Notwithstanding the foregoing or Section 10.6 of the Plan, the put rights set forth in Article X of the Plan shall be applicable to this Award in accordance with the terms thereof.]

This agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this agreement to be executed as of the date first above written.

TOYS “R” US HOLDINGS, INC.

By:
Name:
Its:

Accepted and Agreed:

<NAME>